UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported):  January 28, 2014

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35900 (Commission File Number	26-4190792 (I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2014, the Board of Directors (the “Board”) of Receptos, Inc. (the “Company”) approved performance-based cash bonuses for fiscal year 2013 performance for the Company’s executive officers.  This resulted in cash bonuses payable in the amounts shown below for the Company’s named executive officers:

	Non-Equity Incentive
Named Executive Officer	Plan Compensation		Total Compensation(1)
Faheem Hasnain	$348,233		$4,670,037
President and Chief Executive Officer
Sheila Gujrathi, M.D.	$153,180		$2,884,778
Chief Medical Officer
Graham Cooper	$119,707	(2)	$1,893,668
Chief Financial Officer

(1)         Updates total compensation for fiscal year ended December 31, 2013 as previously disclosed in the Summary Compensation Table included in the Company’s Registration Statement on Form S-1 (File No. 333-193074) which was declared effective by the Securities and Exchange Commission on January 8, 2014.

(2)         Mr. Cooper’s bonus was pro-rated to reflect his February employment start date.

For 2013, the Company-based performance factor (or CPF) goals were weighted at 100% for Mr. Hasnain and 80% for the balance of the management team.  CPF Goals established and achieved included various financing and drug development activities and objectives.  The individual performance factor (or IPF) goals were weighted at 20% and varied among the non-CEO members of the management team, with categories including strategic leadership, communication, results, performance, collaboration and personnel development.  The Board approved the recommendation of its Compensation Committee for a 2013 CPF achievement of 135%.  Mr. Hasnain’s bonus, weighted 100% on CPF goals determined to be 135% achieved, resulted in a performance-based bonus of $348,233.  A CPF rate of 108% (135% achievement at 80% weighting), combined with IPF achievements of 150% and 140% based on individual performances of Dr. Gujrathi and Mr. Cooper, respectively, resulted in a total bonus of $153,180 for Dr. Gujrathi and $119,707 for Mr. Cooper.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage
Senior Vice President & General Counsel

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